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                                                                  Exhibit No. 13

                            PAINEWEBBER INCORPORATED
                                  140 Broadway
                              New York, N.Y. 10005
                                 (212) 437-2121

                                                                   July 12, 1984

PaineWebber Fixed Income Portfolios, Inc.
140 Broadway
New York, New York 10005

Gentlemen:

         Please be advised that Paine Webber Incorporated herewith tenders $100,000 to purchase shares of PaineWebber Fixed Income Portfolios, Inc. ("Fund") valued at $100,000 minimum initial capital required by the Investment Company Act of 1940. We intend to purchase the shares as an investment and have no present intention of redeeming or selling such shares.

                                                     Very truly yours,

                                                     /s/ Carl A. Merz
                                                     --------------------------
                                                     Carl A. Merz
                                                     Vice President - Finance